EXHIBIT 12

                    COMPUTATION OF RATIO OF MARGINS TO FIXED
                    CHARGES AND PREFERRED DIVIDENDS COMBINED

                                                            AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                                   FOR THE YEARS ENDED JUNE 30,
                                                                     (THOUSANDS OF DOLLARS)
                                            ----------------------------------------------------------------
                                                1998         1997          1996         1995         1994
                                            -----------   ----------   -----------   ----------   ----------
Margins before income taxes and
member refunds...........................   $   25,203    $  16,583    $   21,070    $  (6,053)   $    4,833

Fixed charges - Interest.................       67,728       64,432        63,721       56,507        49,849
              - Rentals..................        4,651        3,772         3,004        2,789         2,298
                                            -----------   ----------   -----------   ----------   ----------
Total fixed charges......................       72,379       68,204        66,725       59,296        52,147
                                            -----------   ----------   -----------   ----------   ----------
Adjusted net margins.....................   $   97,582    $  84,787    $   87,795    $  53,243    $   56,980
                                            ===========   ==========   ===========   ==========   ==========

Ratio of adjusted net margins to total
fixed charges............................          1.3          1.2           1.3       (a)              1.1
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net margins to
total fixed charges......................       N/D          N/D          N/D        $   6,053         N/D
                                            ===========   ==========   ===========   ==========   ==========

Fixed charges and preferred dividends
   combined:
Preferred dividend factor:
   Preferred dividend requirements.......   $    3,522    $   4,115    $    4,255    $   4,654    $    4,909
   Ratio of pre-tax margins to
   after-tax margins*....................         50.8%        64.3%         52.9%        71.1%         13.5%
   Preferred dividend factor on
   pre-tax basis.........................        6,933        6,400         8,043        6,546        36,363

Total fixed charges (above)..............       72,379       68,204        66,725       59,296        52,147
                                            -----------   ----------   -----------   ----------   ----------

Fixed charges and preferred dividends
combined.................................   $   79,312    $  74,604    $   74,768    $  65,842    $   88,510
                                            ===========   ==========   ===========   ==========   ==========

Ratio of adjusted net margins to fixed
charges and preferred dividends
combined**...............................          1.2          1.1           1.2       (b)           (b)
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net margins to
fixed charges and preferred dividends
combined.................................       N/D          N/D           N/D       $  12,599    $   31,530
                                            ===========   ==========   ===========   ==========   ==========

* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net margin divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net margins are inadequate to cover total fixed charges.

(b) Adjusted net margins are inadequate to cover total fixed charges and preferred dividends combined.

                    COMPUTATION OF RATIO OF MARGINS TO FIXED
                    CHARGES AND PREFERRED DIVIDENDS COMBINED

                                                                  AGWAY INC. (PARENT)
                                                              FOR THE YEARS ENDED JUNE 30,
                                                                 (THOUSANDS OF DOLLARS)
                                            -----------------------------------------------------------------
                                                1998         1997          1996         1995         1994
                                            -----------   ----------   -----------   ----------   -----------
Margins before income taxes and
member refunds...........................   $   19,819    $   3,535    $   24,106    $   4,600    $  (17,330)

Fixed charges - Interest.................        7,174        6,792         7,156        5,874        14,985
              - Rentals..................        2,375        2,074         1,506        1,960         1,183
                                            -----------   ----------   -----------   ----------   -----------
Total fixed charges......................        9,549        8,866         8,662        7,834        16,168
                                            -----------   ----------   -----------   ----------   -----------
Adjusted net margins.....................   $   29,368    $  12,401    $   32,768    $  12,434    $   (1,162)
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net margins to total
fixed charges............................          3.1          1.4           3.8          1.6        (a)
                                            ===========   ==========   ===========   ==========   ===========

Deficiency of adjusted net margins to
total fixed charges......................       N/D          N/D           N/D          N/D       $   17,330
                                            ===========   ==========   ===========   ==========   ===========

Fixed charges and preferred dividends
  combined:
Preferred dividend factor:
   Preferred dividend requirements.......   $    3,522    $   4,115    $    4,255    $   4,654    $    4,909
   Ratio of pre-tax margin to
   after-tax margins*....................        133.1%       323.6%         90.9%     (291.2%)        214.5%
   Preferred dividend factor on..........
   pre-tax basis.........................        2,646        1,272         4,681       (1,598)        2,289

Total fixed charges (above)..............        9,549        8,866         8,662        7,834        16,168
                                            -----------   ----------   -----------   ----------   -----------

Fixed charges and preferred dividends
combined.................................   $   12,195    $  10,138    $   13,343    $   6,236    $   18,457
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net margins to fixed
charges and preferred dividends
combined**...............................          2.4          1.2           2.5          2.0        (b)
                                            ===========   ==========   ===========   ==========   ===========

Deficiency of adjusted net margins to
fixed charges and preferred dividends....       N/D          N/D           N/D          N/D       $   19,619
                                            ===========   ==========   ===========   ==========   ===========

* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net margin divided by fixed charges and preferred dividends combined.

N/D       No deficiency.

(a)      Adjusted net margins are inadequate to cover total fixed charges.

(b) Adjusted net margins are inadequate to cover total fixed charges and preferred dividends combined.